UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14a
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO    )

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Speedemissions, Inc.

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SPEEDEMISSIONS, INC.
1015 Tyrone Road, Suite 220
Tyrone, Georgia 30290
(770) 306-7667

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held June 14, 2011

To our Shareholders:

The Annual Meeting of Shareholders of Speedemissions, Inc. (“Speedemissions”) will be held at 10:00 a.m., local time, on Tuesday, June 14, 2011, at the headquarters of Speedemissions located at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, for the following purposes:

(1)	To elect five (5) directors of Speedemissions to serve until the 2012 annual meeting and until their successors are elected and qualified;

(2)	To ratify the appointment of Habif, Arogeti & Wynne, LLP as independent auditors of Speedemissions for the fiscal year ending December 31, 2011; and

(3)	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors has set April 18, 2011 as the record date for the annual meeting. You will only be entitled to notice of, and to vote at, the annual meeting if you are a holder of record of shares of Speedemissions’ common stock or Series A Convertible Preferred Stock at the close of business on the record date. The stock transfer books will not be closed.

We may adjourn the annual meeting without notice other than announcement at the meeting or adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

Whether or not you expect to attend the meeting, please vote by proxy pursuant to the instructions set forth herein as promptly as possible in order to ensure your representation at the meeting.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By order of the Board of Directors,

Richard A. Parlontieri, President
April 29, 2011
Tyrone, Georgia

SPEEDEMISSIONS, INC.
1015 TYRONE ROAD, SUITE 220
TYRONE, GEORGIA 30290
(770) 306-7667

PROXY STATEMENT

Annual Meeting of Shareholders
to be held June 14, 2011

INTRODUCTION

We are furnishing this proxy statement and proxy card to the shareholders of Speedemissions, Inc., which we sometimes refer to as “Speedemissions,” or the “Company”, on behalf of Speedemissions’ Board of Directors on or about April 29, 2011. Our Board of Directors is soliciting your proxy to vote your shares at the annual meeting of Speedemissions’ shareholders to be held at 10:00 a.m., local time, on Tuesday, June 14, 2011, at the headquarters of Speedemissions located at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, or at any adjournment or postponement thereof.

At the annual meeting, the shareholders will be asked to:

(1)	elect five (5) members to the Board of Directors of Speedemissions to serve until the 2012 annual meeting;

(2)	ratify the appointment of Habif, Arogeti & Wynne, LLP as independent auditors of Speedemissions for the fiscal year ending December 31, 2011; and

(3)	transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The Board of Directors has set April 18, 2011 as the record date for the annual meeting. You will only be entitled to notice of and to vote at the annual meeting if you own shares of common stock or Series A Convertible Preferred Stock as of the close of business on the record date. At the close of business on the record date there were 33,604,466 outstanding shares of our common stock, par value $0.001 per share, and 5,133 outstanding shares of our Series A Convertible Preferred Stock, par value $0.001 per share. If you own shares of our common stock, you are entitled to one (1) vote for each share in person or by proxy on all matters properly to come before the annual meeting for each share of our common stock that you own on the record date. If you own shares of our Series A Convertible Preferred Stock, you are entitled to eight hundred thirty-three and one-third (833.33) votes for each share in person or by proxy on all matters properly to come before the annual meeting for each share of our Series A Convertible Preferred Stock that you own on the record date.

The materials for Speedemissions’ 2011 annual meeting of shareholders are available on the internet, which includes the 2010 Annual Report on Form 10-K, this proxy statement and the proxy card. You may view these documents at www.shareholdermaterial.com/spmi.Our proxy statement and proxy card for the 2011 annual meeting and our 2010 Annual Report on Form 10-K are also available on our website at www.speedemissions.com/invest_center.aspx until at least June 15, 2012. Our Annual Report on Form 10-K and other materials on our website are not proxy soliciting materials.

Voting Instructions

If you are a record owner of our common stock or Series A Convertible Preferred Stock and you timely submit your proxy in the proper form, your shares will be voted according to your instructions. You may give instructions to grant authority to vote for or against, or abstain from voting for the election of all the Board of Directors’ nominees or any individual nominee and to vote for or against, or abstain from voting upon, each of the other matters submitted for voting. If you sign, date, and return the proxy card without specifying how you wish to cast your vote, your shares will be voted according to the recommendations of the Board of Directors, as indicated in this proxy statement. Telephone and Internet voting is available 24 hours a day, through 5:00 p.m. Eastern Time on Monday, June 13, 2011.

Stockholders may vote their proxy in any one of the following ways:

•
For stockholders who receive printed proxy materials: To vote by Internet or telephone, you should follow the instructions provided on the proxy card enclosed with the proxy materials.  To vote by mail, mark, sign, and date the proxy card included with the materials and return it in the enclosed envelope in time to be received by the date of the annual meeting.  If you receive more than one proxy card (which means you have shares in more than one account), you must mark, sign, date each proxy card.

•
For stockholders who received a mailed Notice of Internet Availability of Proxy Materials (the “Notice”): You may access and review the proxy statement and Annual Report and submit your proxy by Internet or telephone by following the instructions provided in the Notice or on the website indicated in the Notice.  To vote by mail, request a printed copy of the proxy materials and follow the instructions on the proxy card enclosed with the proxy materials.

•
For stockholders who receive the proxy materials electronically:  You may access and review the proxy statement and Annual Report and submit your proxy by Internet or by telephone by following the instructions provided in the e-mail notification.

If you hold shares in “street name” (that is, through a bank, broker or other nominee), such shares must be voted in accordance with instructions provided by the nominee.  If your shares are held in the name of a nominee and you would like to attend the annual meeting and vote in person, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting.

By voting your proxy by Internet, telephone, or mail, you will authorize the Board to vote your shares represented by that proxy as you direct and as they determine on any matters that we are not currently aware of but that may be presented properly at the meeting.  If you sign and return the proxy card but do not give instructions, the shares represented by that proxy will be voted FOR the election of each director nominee nominated by the Board of Directors, and FOR the ratification of the appointment of Habif, Arogeti & Wynne, LLP as independent auditors.

You may revoke your proxy at any time until it is voted at the annual meeting.  You may do this by voting subsequently by Internet, telephone, or proxy card, by sending a written notice of revocation to the Secretary of Speedemissions, Michael Shanahan, or by voting in person at the annual meeting. The mailing address of Speedemissions is 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290.

As a matter of policy, Speedemissions believes your vote should be private except in contested elections.  Therefore, we use an independent third party to receive, inspect, count, and tabulate proxies.

Quorum and Voting Requirements

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at a meeting will constitute a quorum to conduct business at the annual meeting. Proxies received but marked as abstentions and “broker non-votes” (which generally occur when shares held by a registered broker (or other nominee) in “street name”) will be included in the calculation of the number of shares considered to be present at the meeting.

Voting Requirements

The vote required to approve the above proposals is the affirmative vote of the holders of a majority of Speedemissions’shares required to constitute a quorom. Each holder of common stock is entitled to one (1) vote for each share held. Each holder of Series A Convertible Preferred Stock is entitled to eight hundred thirty-three and one-third (833.33) votes for each share held, representing a total of 4,277,483 votes. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Interwest Transfer Company, 1981 – 4800 South, Suite 100, Salt Lake City, Utah 84117, telephone (801) 272-9294.

Expenses of Solicitation

Speedemissions will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the annual meeting. Solicitation may be made by certain of our directors, officers or employees telephonically, electronically or by other means of communication and they will receive no additional compensation for such solicitation. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

Availability of Certain Documents

You may obtain copies of our 2010 Annual Report on Form 10-K without charge by contacting Michael Shanahan, Chief Financial Officer and Secretary, at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, telephone (770) 306-7667. Our 2010 Annual Report on Form 10-K is not a proxy soliciting material.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors is comprised of at least one and not more than seven directors until changed by a duly adopted amendment to our Articles of Incorporation or by an amendment to the Bylaws, adopted by the vote or written consent of a majority of our shareholders entitled to vote. Directors are elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified, and need not be shareholders of Speedemissions or residents of the State of Florida. The majority of the remaining directors, though less than a quorum, or a sole remaining director, may appoint directors to fill any vacancies on the board of directors resulting from the death, resignation or removal of a director. A director appointed by the directors to fill a vacancy on the board of directors holds office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

Although the Board of Directors of Speedemissions expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable prior to the shareholders meeting, a replacement will be appointed by a majority of the then-existing Board of Directors. The Board of Directors has no reason to believe that any of its nominees, if elected, will be unavailable to serve. Each nominee has signed a written consent to serve as a director of Speedemissions. All nominees are expected to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

Nominees For Election As Director

Richard A. Parlontieri (Age 65) has served on our Board of Directors and as our president and chief executive officer since June 2003. From 1997 to December 2000, he was the chief executive officer of ebank.com, Inc. (“ebank”), a publicly held bank holding company headquartered in Atlanta. ebank, which began as a traditional bank designed to deliver banking services in a non-traditional way, was an internet bank that provided banking services focusing on small business owners. Prior to starting ebank, Mr. Parlontieri was president and chief executive officer of Habersham Resource Management, Inc., a consulting firm with over 16 years experience in the financial services, mortgage banking, real estate, home health care and capital goods industries. While at Habersham, Mr. Parlontieri co-founded and organized banks (including Fayette County Bank which was sold to Regions Financial Corporation) and completed strategic acquisitions or divestitures for banks, mortgage companies and real estate projects.

Mr. Parlontieri currently serves on the Industry Advisory Board for Georgia’s Vehicle Emission Inspection and Maintenance Program. He is also a member of the Georgia Emissions Testing Association (GETA).

Bradley A. Thompson (Age 46) has served on our Board of Directors since August 2003. Mr. Thompson is currently the chief investment officer for Stadion Money Management, Inc., (formerly PMFM, Inc.), a position he has held since September 2006. From 1999 to September 2006, Mr. Thompson served as the chief investment officer and chief financial analyst for Global Capital Advisors, LLC, an affiliate of GCA Strategic Investment Fund, Limited, where he served as a Board member until September of 2006.  Mr. Thompson also served as the chief operating officer and secretary for Global Capital Management Services, Inc., the corporate general partner and managing partner of Global Capital Funding Group, LP, a licensed SBIC. Prior to joining GCA in 1998, Mr. Thompson was self-employed, managing his own small business enterprises. Mr. Thompson was the president and sole owner of Time Plus, an automated payroll accounting services firm for small to mid-sized companies. Mr. Thompson was also 50% owner and vice president, chief financial officer of AAPG, Inc., a specialty retail sporting goods firm. Mr. Thompson has since sold his interest in AAPG, Inc.

Mr. Thompson has a Bachelor of Business Administration Degree in Finance from the University of Georgia, and also holds the Chartered Financial Analyst designation. He is a member of the CFA Institute and the Bermuda Society of Financial Analysts. Mr. Thompson served as a Board member on Axtive, Inc. from May 2003 to June 2005.

Ernest A. Childs, Ph. D. (Age 64) has served on our Board of Directors since June 2005. Dr. Childs is currently the president emeritus, chief executive officer of ArcheaSolutions, Inc., a position he has held since April 2000. ArcheaSolutions is a privately held environmental company that specializes in solutions for wastewater processing problems. Prior to joining ArcheaSolutions, Dr. Childs was the chief executive officer of Benesys, Inc. and Equity Development, Inc. Benesys was a benefit consulting company for companies in the health care industry and Equity Development was a consulting company that specializes in assisting people injured in major work and traffic accidents. Dr. Childs received his Bachelor of Science in Botany and Chemistry from the University of Tennessee in 1968, his Masters of Science in Radiation Biology from the University of Tennessee in 1969, and his PhD in Food Toxicology from the University of Georgia in 1971. Dr. Childs serves as Chairman of the Water & Wastewater Equipment Manufacturers Association, Inc.

Michael E. Guirlinger (Age 63) has served on our Board of Directors since August 2006. Mr. Guirlinger is currently the Managing Director of the Raleigh office for Coleman Search Consulting, a position he obtained in April 2011.  Coleman Search Consulting is a retained executive search firm with focus on Fortune 1000 firms seeking senior management officers and directors for financial services, manufacturing, distribution, aerospace, hospitality, consumer/retail and pharmaceutical.  Prior to joining Coleman Search Consulting, Mr. Guirlinger was the executive vice president of operations for Interactive Holdings, Inc. from April 2009 to March 2011.  Mr. Guirlinger previously was the senior vice president, regional sales manager for Fiserv-Wealth Management Division from May 2008 to March 2009. Mr. Guirlinger also served as chief executive officer and chief operating officer for Language Access Network from June 2006 to April 2008. Language Access Network was publicly held until its acquisition by Emergent Medical Associates in March 2008. Mr. Guirlinger served as managing director from March 2001 to May 2006 for Profit Technologies Corporation, a privately held company in Davidson, North Carolina, which offered consulting services to the financial/corporation market. He has extensive experience, as both manager and a director, in a variety of professional practices, both public and private, with a particular emphasis in the financial services industry. Mr. Guirlinger received his Bachelor of Arts from Aquinas College in 1970 and his Masters in Business Administration from Ohio State University in 1986.

Gerald Amato (Age 60) has served on our Board of Directors since June 2008. Mr. Amato is currently the president for Booke & Company, a company he has been employed by since 1981. Booke & Company provides full service investor relations for emerging growth companies, along with those on the NYSE, NASDAQ and AMEX. Mr. Amato began his career as a public accountant and worked at the firm of Deloite & Touche, LLP. Mr. Amato served on the Advisory Board of the Make-A-Wish Foundation and other charitable organizations. He received his Bachelor of Science from St. Francis College in 1973.

Director Qualifications

The Board seeks qualified non-employee director candidates and describes the necessary experiences and skills expected of director candidates as follows:

Candidates for non-employee directors of Speedemissions should be individuals who have achieved prominence in their fields, with experience and demonstrated expertise in managing organizations, and/or, in a professional or scientific capacity, be accustomed to dealing with complex situations.

The Board seeks, through its membership, to achieve a balance of experiences important to the Company including: financial expertise; experience managing organizations; and expertise resulting from significant academic, scientific or research activities. The table below describes the particular experience, qualifications, attributes, and skills of each non-employee director nominee that led the Board to conclude that such person should serve as a director of the Company.

B.A.Thompson	●	Leadership position as chief investment officer for Stadion Money Management
	●	Leadership position as the former chief investment officer for Global Capital Advisors, LLC, an affiliate of GCA Strategic Investment Fund, Limited.
	●	Outside board experience as a prior director of GCA Strategic Investment Fund, Limited and Axtive, Inc.
	●	Leadership position as chief operating officer and secretary for Global Capital Funding Group, L.P., a licensed SBIC
	●	Financial expertise
E.A Childs, Ph.D.	●	Leadership position as chief executive officer of ArcheaSolutions, Inc.
	●	Leadership position as former chief executive officer of Benesys, Inc.
	●	Leadership position as former chief executive officer of Equity Development, Inc.
	●	Outside board experience as Chairman of the Water & Wastewater Equipment Manufacturers Association, Inc.
	●	Academic teaching experience at University of Tennessee and Oregon State University
	●	Expertise in finance, business operations, chemicals and archaea
	●	Authorship of 65 peer reviewed publications and 13 editorial review boards including Journal of Biological Chemistry, Journal of Association of Official Analytical Chemists
	●	Researcher of the year from five scientific societies
	●	Managing Director of the Raleigh office for Coleman Search Consulting
M. Guirlinger	●	Leadership position as executive vice-president of operations of Interactive Holdings, Inc.
	●	Leadership position as former chief executive officer of Language Access Network
	●	Leadership position as former managing director of Profit Technologies Corporation
	●	Financial expertise
G. Amato	●	Leadership position as president of Booke & Co., a full service investor relations firm for emerging growth companies, along with those on the NYSE, NADAQ and AMEX
	●	Outside advisory board experience with multiple charitable organizations
	●	Financial expertise

Director Independence

The Board has reviewed relevant relationships between each non-employee director and director nominee to determine director independence.  The Board has also evaluated whether there are any facts or circumstances that might impair a director’s independence.  Based on that review, the Board has determined that Bradley A. Thompson, Michael E. Guirlinger and Ernest Childs, Ph.D are independent directors because none of these individuals have a relationship with the Company other than in his capacity as a director.  The Board also determined that Gerald Amato is independent because the investor relations consulting services provided by Mr. Amato to the Company do not present a conflict of interest, and the payments to Mr. Amato are not a material amount.  Because of his employment with Speedemissions, we have determined that Richard A. Parlontieri is not an independent director. The Company evaluated director independence under NASDAQ Rule 5605(a)(2).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES NOMINATED FOR ELECTION AS DIRECTORS BY THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Overview

The Board of Directors and its Audit, Compensation and Nominating Committees perform a number of functions for Speedemissions and its shareholders, including:

•	Overseeing the management of the Company on your behalf, including oversight of risk management;

•	Reviewing Speedemissions’ long-term strategic plans;

•	Exercising direct decision-making authority in key areas;

•	Selecting the Chief Executive Officer (CEO) and evaluating the CEO’s performance; and,

•	Reviewing development and compensation plans for Speedemissions’ top executives;

•	Nominating replacement Board members for the shareholders to vote on at the annual meeting.

            All Speedemissions’ directors stand for election at the annual meeting.  Employee directors resign from the Board when they are no longer employed by Speedemissions.

Risk Oversight

Responsibility for risk oversight rests with the full Board of Directors. The Audit Committee and the Compensation Committee assist the Board with this responsibility.

•	The Board as a whole oversees risks associated with corporate governance, including Board structure and director succession planning;

•
The Audit Committee oversees risks associated with financial and accounting matters, including compliance with legal and regulatory requirements, and the Company’s financial reporting and internal control systems.

•
The Compensation Committee helps ensure that the Company’s compensation policies and practices support the retention and development of executive talent with the experience required to manage risks inherent to the business and do not encourage or reward risk-taking by our executives.

•	The Board as a whole oversees risks associated with financial policies and strategies, and capital structure.

The Board receives regular updates from the Audit Committee and Compensation Committee about their activities in this regard and at least annually participates in reviews with management addressing the progress of significant projects and operational activities.

Board Leadership Structure

The Board believes the interests of all shareholders are best served at the present time through its collective leadership with no single Board member holding the title of Chairman.

The current CEO/President possesses an in-depth knowledge of the Company, its operations and the emissions testing and safety inspection industry.  His 45 years of successful experience in progressively more senior positions, including CEO responsibilities at another company provide the Company with experienced leadership.

The Board believes that his experience and knowledge of the Company’s industry put the CEO in the best position to provide leadership for the Board as it considers strategy and as it exercises its fiduciary responsibilities to the Company’s shareholders.

Further, the Board has demonstrated its commitment and ability to provide independent oversight of management.

 The Board is comprised entirely of independent directors, except for the CEO.  All of the Audit, Compensation and Nominating Committee members are independent, except for the CEO who serves on the Compensation Committee. Each independent director has access to the CEO and other Company executives on request, may call meetings of the independent directors, and may request agenda topics to be added or examined in greater detail at meetings of the full Board or an appropriate Board committee.

Board Meetings and Committees

During the fiscal year ended December 31, 2010, the Board of Directors held six meetings. Each of our directors attended at least 80% of the meetings of the Board of Directors and the committees of the board on which he served during 2010. We currently have three standing committees of the Board of Directors: the Nominating Committee, the Compensation Committee, and the Audit Committee, which are described below.

Nominating Committee

During the fiscal year ended December 31, 2010, Speedemissions did not have a standing nominating committee. The NASDAQ rules did not require us to have a nominating committee since we were a “controlled company” in that more than 50% of our voting common stock was held by GCA Strategic Investment Fund, Limited. Since GCA Strategic Investment Fund, Limited no longer owns more than 50% of our voting common stock, we are no longer considered a “controlled company” under NASDAQ Rules.  Accordingly, the Board has created a Nominating Committee in 2011, which consists of two directors.   Gerald Amato serves as the chairman of the Nominating Committee and Michael Guirlinger also serves on the Nominating Committee.  The Nominating Committee does not have a written charter.  The Nominating Committee is working on the preparation of a written charter and expects to complete it by the Company’s annual meeting.

Compensation Committee

The Compensation Committee assists the Board in carrying out its responsibilities relating to the compensation of the Company’s executives. Our Compensation Committee consists of three directors. In 2010, Mr. Guirlinger served as chairman of the Compensation Committee and Mr. Parlontieri and Mr. Amato also served on the Compensation Committee.  The Compensation Committee is also charged with approving incentive compensation plans for management. Mr. Parlontieri, our President and Chief Executive Officer, makes recommendations to the Compensation Committee regarding the structure of compensation packages and discusses such recommendations with the committee. Mr. Parlontieri recuses himself from decisions regarding his own compensation. The Compensation Committee met two times in 2010. The Compensation Committee does not have a written charter. The Compensation Committee is working on the preparation of a written charter and expects to complete it by the Company’s annual meeting.

Audit Committee

The Audit Committee is responsible for assisting the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices and financial statements of the Company and  the independence, qualifications and performance of the Company’s independent registered public accounting firm.  The Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm and reviewing and approving in advance audit engagement fees and all permitted non-audit services and fees.

In 2010, we had two members on the Audit Committee: Mr. Thompson, who served as chairman, and Dr. Childs. The Audit Committee also prepared the report, included elsewhere in this proxy statement, required by the rules of the SEC to be included in our annual proxy statement. The Audit Committee met four times during 2010.   Mr. Guirlinger joined the Audit Committee as its third member in April 2011.  The Audit Committee does not have a written charter. The Audit Committee is working on the preparation of a written charter and expects to complete it by the Company’s annual meeting.

Our Board of Directors has determined that Mr. Thompson, based upon his education and extensive experience in accounting, is an “audit committee financial expert” within the meaning of the rules of the SEC. No member of the Audit Committee is presently serving on the audit committee of another company.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Habif, Arogeti & Wynne, LLP to audit the consolidated financial statements of Speedemissions for the fiscal year ending December 31, 2011, and seeks ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment. The affirmative vote of the holders of a majority of the shares present or represented by proxy at the 2011 annual meeting is required to ratify the appointment of Habif, Arogeti & Wynne, LLP as Speedemissions’ independent auditors for the fiscal year ending December 31, 2011.

Habif, Arogeti & Wynne, LLP was engaged as independent public accountants of Speedemissions for 2009 and 2010. Representatives from Habif, Arogeti & Wynne, LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The table below sets forth the aggregate fees billed to Speedemissions for audit, audit-related, tax and other services provided by Habif, Arogeti & Wynne, LLP to Speedemissions during 2010 and 2009.

	2010	2009
Audit fees (1)	$99,811	$135,209
Audit-related fees	—	—
Tax fees (2)	8,000	8,000
All other fees	—	—

Total	$107,811	$143,209

(1)	Fees for audit services billed in 2010 and 2009 consisted of:

•	Audit of Speedemissions’ annual financial statements;
•	Review of Speedemissions’ quarterly financial statements; and
•	Consents and other services related to Securities and Exchange Commission matters.

(2)	Fees for tax services billed in 2010 and 2009 consisted of:

•	Federal tax return compliance assistance;
•	State tax return compliance assistance.

All of the fees described above for the fiscal years ended December 31, 2010 and 2009 were either approved in advance, or subsequently ratified, by the Audit Committee. All fees paid to Habif, Arogeti & Wynne, LLP in 2010 and 2009 which required the pre-approval of the Audit Committee were approved in accordance with our pre-approval policies and procedures described below.

Pre-Approval Policies and Procedures

Audit and Non-Audit Services Pre-Approval Policy. Under the Sarbanes-Oxley Act of 2002, the audit committee of the board of directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the audit committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from Speedemissions. To implement these provisions of the Sarbanes-Oxley Act of 2002, the SEC has issued rules specifying the types of services that an independent auditor may not provide to its audit client and governing the audit committee’s administration of the engagement of the independent auditor.

Audit Services. Audit services in the annual audit engagement include the annual financial statement audit (including required quarterly reviews), and other procedures required to be performed by the independent auditor in order for the independent auditor to form an opinion on Speedemissions’ consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control and consultations relating to the annual audit or quarterly review. In addition to the audit services included in the annual audit engagement, the Audit Committee may approve other audit services. Other audit services are those services that only the independent auditor can reasonably provide and include statutory audits or financial audits for our subsidiaries or affiliates and services associated with SEC registration statements, periodic reports and other documents we file with the SEC or other documents issued in connection with a securities offering.

Audit-Related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor. The Audit Committee may grant pre-approval to audit-related services if the provision of audit-related services does not impair the independence of the auditor and is consistent with SEC rules on auditor independence. Audit-related services include consultations relating to accounting, financial reporting or disclosure matters not classified as “audit services,” assistance with understanding and implementing new accounting and financial reporting guidance from rule-making authorities, and assistance with internal control reporting requirements.

Tax Services. Our Audit Committee believes that the independent auditor can provide tax services to Speedemissions such as tax compliance, tax planning and tax advice without impairing the auditor’s independence, and the SEC has stated that the independent auditor may provide such services. The Audit Committee may grant pre-approval to those tax services that the Audit Committee believes would not impair the independence of the auditor and are consistent with SEC rules on auditor independence.

Other Non-Audit Services. Our Audit Committee believes, based on the SEC’s rules prohibiting the independent auditor from providing specific non-audit services, that certain types of non-audit services are permitted. Accordingly, the Audit Committee believes it may grant pre-approval for those permissible non-audit services that it believes are routine and recurring services, would not impair the independence of the auditor, and are consistent with the SEC’s rules on auditor independence. Our Audit Committee may not pre-approve any of SEC’s prohibited non-audit services.

Pre-Approval Procedures.

Annual Audit Engagement. Our Audit Committee approves the appointment of the independent auditor of Speedemissions and pre-approves the services to be provided in connection with the preparation or issuance of the annual audit report or related work. The annual audit services are set forth in an engagement letter prepared by the independent auditor which is submitted to the Audit Committee for approval. The independent auditors report directly to the Audit Committee. Audit services within the scope of the engagement letter are deemed to have been pre-approved by our Audit Committee.

Pre-Approval of Other Audit and Non-Audit Services. Other audit services, audit-related services, tax services, and other non-audit services may be pre-approved by our Audit Committee either on a specific case-by-case basis as services are needed or on a pre-approval basis for services that are expected to be needed. Our management may submit requests for pre-approval of eligible services by the independent auditor from time to time to our Audit Committee. The request for approval must be sufficiently detailed as to the particular services to be provided so that the Audit Committee knows precisely what services it is being asked to pre-approve and so that it can make a well reasoned assessment of the impact of the service on the auditor’s independence. Budgeted amounts or fee levels for services to be provided by the independent auditor must be submitted with the request for pre-approval. Our Audit Committee will be informed of the services rendered by the independent auditor. Management will immediately report to the chairman of the Audit Committee any services that are not in compliance with the pre-approval policy that comes to the attention of any member of management.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF HABIF, AROGETI, & WYNNE, LLP AS INDEPENDENT AUDITORS OF SPEEDEMISSIONS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of three directors, Ernest Childs, Ph.D., Michael E. Guirlinger and Bradley Thompson, who serves as its chairman. The Company’s management is responsible for the preparation, presentation and integrity of Speedemissions’ financial statements, accounting and financial reporting principles in compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of Speedemissions’ financial statements in accordance with generally acceptable auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee is directly responsible in its capacity as a committee of the Board for the appointment, compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and with Habif, Arogeti & Wynne, LLP, our independent auditors. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards (“SAS”) No. 61 (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T).

The Audit Committee has received the written disclosures and the letter from Habif, Arogeti & Wynne, LLP, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed the disclosures with Habif, Arogeti & Wynne, LLP.

All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof. The Audit Committee approved the non-audit services rendered by our independent auditors during the most recent fiscal year as required by Section 10A(i) of the Exchange Act and Rule 2.01(c)(7) of Regulation S-X and considered whether the approved non-audit services are compatible with maintaining the independence of such auditors. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Therefore, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of Speedemissions for 2010 be included in its Annual Report on Form 10-K for the year ended December 31, 2010, prior to the filing of such report with the SEC.

Audit Committee:
Bradley A. Thompson, Chairman
Michael E. Guirlinger
Ernest A. Childs

April 29, 2011

BENEFICIAL OWNERSHIP OF OUR STOCK

Based on our review of ownership reports filed with the SEC and Security Position Listings received from The Depository Trust and Clearing Corporation (“DTCC”) and reports from Broadridge Financial Solutions, the following table shows the amount of common stock owned by the directors, executive officers, and owners of more than 5% of the outstanding common stock, as of April 18, 2011. The mailing address for each beneficial owner without a listed address below is in care of Speedemissions, Inc., 1015 Tyrone Road, Suite 220, Tyrone, GA 30290.

Common Stock

Name and address	Number of Shares Owned		Right To Acquire		Percentage of Beneficial Ownership (1)
GCA Strategic Investment Fund, Limited. (2) c/o Prime Management Ltd Mechanics Bldg 12 Church St. HM11 Hamilton, Bermuda HM 11	7,317,062		3,103,333	(3)	28.4%
Global Capital Funding Group, L.P. 106 Colony Park Drive, Suite 900 Cumming, GA 30040	62,299		1,174,167	(4)	3.6%
Richard Neil Molinsky	694,598	(5)	—
Richard Molinsky IRA E*Trade Custodian	340,438	(5)
Maria Molinsky IRS E*Trade Custodian	132,388	(5)
Richard Molinsky C/F Max Molinsky UTMA/CT	130,000	(5)
Maria Molinsky Attn: Richard Neil Molinsky	344,223	(5)
Max Communications, Inc.	841,320	(5)
Richard Molinsky & Maria Molinsky JTWROS	26,500	(5)
51 Lords Hwy East, Weston, CT 06883-2009					7.5%
Stephen J. Haberkorn TTE, Stephen Haberkorn Family Tr U/A DTD 10/31/1995	2,070,000	(5)			6.2%
Alfonse & Greta Bottino	1,866,064	(5)			5.6%
Richard A. Parlontieri, President, CEO (6)	4,181,843	(7)			12.4%
Bradley A. Thompson (6)	289,350				0.9%
Gerald Amato (6)	370,000				1.1%
Michael E. Guirlinger (6)	492,500				1.5%
Michael S. Shanahan, CFO, Secretary	1,077,200				3.2%
Ernest A. Childs, PhD (6)	282,500				0.8%
All directors and executive officers as a group (6 persons)	6,693,393				19.9%

(1)
For each individual or entity, this percentage is determined by assuming the named person or entity exercises all options and warrants either has the right to acquire within 60 days, but that no other persons or entities exercise any options or warrants. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons or entities exercise any options or warrants. The calculations are based on 33,604,466 shares of common stock outstanding as of April 18, 2011.

(2)
Global Capital Advisors, LLC (“Global”), the investment advisor to GCA Strategic Investment Fund, Limited (“GCA”), has sole investment and voting control over shares held by GCA. Mr. Lewis Lester is the sole voting member of Global.

(3)	Includes 3,103,333 shares of common stock which may be acquired upon conversion of 3,724 shares of Series A Convertible Preferred Stock.

(4)	Includes 1,174,167 shares of common stock which may be acquired upon conversion of 1,409 shares of Series A Convertible Preferred Stock.

(5)
The shareholder(s) listed may beneficially own more or less shares than the amount shown as the Company could not find ownership reports filed by the shareholder(s) with the SEC and/or the Company was not furnished with ownership reports by the shareholders.   The Company obtained share ownership information from the Security Position Listing and other reports provided by The Depository Trust and Clearing Corporation and Broadridge Financial Solutions as of the record date, April 18, 2011.

(6)	Indicates a Director of Speedemissions. Address is 1015 Tyrone Rd, Suite 220, Tyrone, GA 30290.

(7)
Includes 103,742 shares of common stock owned of record by Calabria Advisors, LLC, an entity controlled by Mr. Parlontieri. Also includes shares held in common with Mr. Parlontieri’s spouse, Dianna Parlontieri.

Preferred Stock

Title of Class	Name	Number of Shares Owned	Percentage of Ownership of Class
Series A Convertible Preferred Stock	GCA Strategic Investment Fund, Limited c/o Prime Management Ltd Mechanics Bldg 12 Church St. HM11 Hamilton, Bermuda HM 11	3,724	72.5%
Series A Convertible Preferred Stock	Global Capital Funding Group, LP 106 Colony Park Drive, Suite 900 Cumming, GA 30040	1,409	27.5%
Series B Convertible Preferred Stock	Barron Partners LP (1) c/o Barron Capital Advisors, LLC Managing Partner Attn: Andrew Barron Worden 730 Fifth Avenue, 25th Floor New York, NY 10019	63,982	100%

(1)
Barron Partners LP (Barron) owned 1,149,120 shares of common stock on April 18, 2011. Barron may acquire 483,700 shares of common stock upon conversion of 63,982 shares of Series B Convertible Preferred Stock. However, Barron is restricted from converting any portion of the Series B Convertible Preferred Stock which would cause Barron to beneficially own in excess of 4.9% of the number of shares of common stock outstanding immediately after giving effect to such conversion. If the restrictions with respect to the Series B Convertible Preferred Stock are waived or amended, Barron could control approximately 4.8% of outstanding shares of common stock based on the number of outstanding shares as of April 18, 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or CD&A, discusses our compensation program for our President and Chief Executive Officer, or CEO, and our Chief Financial Officer or CFO, which we collectively refer to as our “executive officers.” There were no other highly compensated officers. Our executive officers are:

•	Richard A. Parlontieri, President and CEO (65) (Mr. Parlontieri’s biographical information is included elsewhere in this proxy statement in “Proposal 1—Nominees for Election as Director.”)

•
Michael S. Shanahan, CFO (42): Michael S. Shanahan joined Speedemissions in September 2005 and was engaged as our CFO in April 2006. Prior to his employment with Speedemissions, Mr. Shanahan was employed by StayOnline, Inc., a Wi-Fi ISP sold to LodgeNet Entertainment Corporation, as Vice President of Finance from November 2002 to October 2005. Mr. Shanahan’s financial experience also includes a position as Manager of Tax and Financial Reporting for Scientific Games International, and positions at KPMG Peat Marwick and Deloitte & Touche. Mr. Shanahan received his Bachelor of Science in Accounting and his Master in Accountancy from the University of Florida.

In this CD&A, the terms “we,” “us,” and “our” refer to Speedemissions, Inc. and not to the Compensation Committee. We describe our overall compensation philosophy, objectives and practices. Our philosophy and objectives generally apply to all of our employees and most of our employees are eligible to participate in the three main components of our compensation program: base salary, cash bonus and long-term incentives. The relative value of each of these components of our compensation program varies from year to year and for each individual employee, depending upon our financial and stock price performance and the employee’s role and responsibilities.

Our compensation program is designed:

•	to align executive officer and shareholder financial interests;

•	to enable us to attract, retain and motivate key, highly talented executive officers; and

•
to consider competitive compensation practices and other relevant factors without establishing compensation targets based on benchmark percentiles used by specific companies or a specific peer group of companies.

Compensation objectives

Leadership and motivation of our executive officers are critical to our long-term success. We believe our executive officer compensation program enables us to attract, retain and motivate key high-quality executive officers who are primarily responsible for our long-term success. Our executive officer compensation program also seeks to align these officers’ compensation with our short-and long-term operating and stock market performance.

The market for high quality executive officers is competitive. As with any company, part of attracting and keeping the executive officers we want involves offering total compensation packages that are competitive with those offered by other companies.

Compensation program design

Our compensation program is designed to reward our executive officers when they achieve our targeted annual performance goals; increase shareholder value; and maintain long-term careers with us. Accordingly, we:

•	provide total compensation that is competitive with other public companies that are similar in size;

•	link bonuses to corporate and individual performance; and

•	align management interests with shareholder interests by tying executive officer compensation in part to long-term shareholder returns.

In our view, a competitive pay package in our industry includes a salary that guarantees a minimum level of compensation for an executive officer, a meaningful bonus tied to achievement of both corporate and individual objectives, equity incentives that offer significant rewards if the market price of our common stock increases in the future, and benefits consistent with what is offered by similar companies that are comparable in size. When targeted performance levels are not achieved and/or our stock price decreases, executive officer compensation may be substantially reduced. When targeted performance levels are exceeded and our stock price increases, executive officer compensation may be increased.

We have an employment agreement with our CEO. See “Executive Compensation—Employment Agreements” in this proxy statement for additional details of each employment agreement.

Components of compensation

For 2010, our compensation program for executive officers included the following three main components:

•	base salary;

•	short-term incentive compensation; and

•	long-term, equity-based incentive compensation consisting of stock options

These three components constitute what we refer to as “total direct compensation” with respect to each executive officer. We also provide compensation in the form of various other employee benefits and perquisites. Each of these elements helps us achieve the objectives of the program, and we believe that, together, they have been and will continue to be effective in achieving our overall objectives. A short description of each follows:

Base Salary

We provide an annual base salary to each executive officer based in large part on job responsibility, experience level, individual performance, and the amount and nature of the other compensation paid to the executive officer.

Short-term incentive compensation

We have established an Executive Incentive Compensation Plan for executive officers that provides for the payment of annual cash bonuses to motivate and reward achievement or corporate objectives. The Compensation Committee generally determines the structure of the overall short-term incentive program at the beginning of the year. In setting the structure and the amount of the overall bonus target, the Committee considers our strategic goals and plan, its operational and financial budget, and other factors, all of which are designed to improve shareholder value.

We may also award discretionary bonuses outside of the Executive Incentive Compensation Plan, based on extraordinary individual performance. We may or may not award an annual cash bonus, and any amount awarded varies according to the achievement of the corporate and individual performance objectives.

Equity-based incentives

We believe that offering equity incentives to our executive officers and directors which may become more valuable if the market price of our common stock increases provides an appropriate additional incentive to the executive officers and directors to work towards this goal. We believe performance-based restricted stock is being used increasingly by other companies as the primary equity incentive for executives and we need to offer these types of incentives to remain competitive in attracting and retaining executive officers.

On June 14, 2010, the Compensation Committee of the Company approved common stock awards of 100,000 common shares from the Company’s 2008 Stock Grant and Option Plan (“2008 Plan”) to each of the Company’s five directors.

Benefits and perquisites

We provide our executive officers with benefits and perquisites consistent with those provided by similar sized companies. In 2010, our executive officers were offered benefits that were substantially the same as those offered to all our employees. These benefits included a 401(k) plan and medical, dental and vision insurance. We do not match our employee’s 401(k) contributions. We also provided an enhanced life-insurance policy to our CEO. This benefit is designed to provide additional protection to our CEO’s family in the event of a catastrophic illness or disability as he has personally guaranteed some of our operating and capital leases. We provide our CEO and CFO with health insurance at no cost to these executive officers. We also pay for club membership fees for our CEO. We do not provide a pension plan or other defined benefit retirement plan.

Compensation process

The Compensation Committee makes all executive officer compensation decisions. Each year, the Committee reviews and evaluates the compensation paid to our executive officers and determines the base salary, target bonus and the equity related grants for each executive officer, if any. We consider several factors when determining appropriate compensation levels for each executive officer, including:

•	individual leadership, expectations, expertise, skills and knowledge;

•	individual performance and contributions to financial goals;

•	labor market conditions; and

•	competitive compensation practices.

Our approach to evaluating these factors is not formulaic, and the Compensation Committee may place more or less weight on a particular factor when determining an executive officer’s compensation. Due to the size of the Company and the lack of a specific peer group of companies against which we could benchmark, the Committee does not use an outside consultant to provide advice on the executives’ compensation at this time.

Treatment of prior compensation

The Compensation Committee considers, in addition to the factors described above, equity awards previously granted to each individual, each individual’s vested and unvested equity awards for the current year, the current value and potential value over time using stock appreciation assumptions for vested and unvested equity awards, the vesting schedule of the individual’s outstanding equity awards, comparison of individual equity awards between executive officers and in relation to other compensation elements, shareholder dilution, and total accounting expense as part of its annual evaluation of executive compensation. The amount of past compensation, including annual bonus awards and amounts realized or realizable from prior equity awards, is generally not a significant factor in the Committee’s evaluation because bonuses are awarded for annual performance and equity awards are granted as part of the target total direct compensation the Committee establishes each year.

Involvement of CEO and management

In determining the total compensation for each executive officer, the Compensation Committee considers the specific recommendations of our CEO and the Committee’s own assessment of the executive officer’s performance, the executive officer’s expectations and other factors it deems relevant. Our CEO’s recommendations to the Committee typically include discussion of the role and responsibilities of the executive officer within Speedemissions, the performance of the executive officer, the expected future contributions of the executive officer, the executive officer’s own expectations, and competitive and market considerations. Although our CEO makes recommendations regarding the executive officers, he does not make a recommendation or participate in the discussions concerning his own compensation, which is solely the responsibility of the Compensation Committee.

Other key practices and policies

Tax considerations

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code when determining the compensation of executive officers. Section 162(m) limits the amount that we may deduct for compensation paid to our executive officers to $1,000,000 per person, unless certain exemption requirements are met. We believe that compensation paid under our executive officer incentive plans is generally fully deductible for federal income tax purposes.

Equity granting practices

Our practice has been to grant equity incentives to executive officers and/or non-executive employees on an annual basis. Historically, annual equity incentives are granted during the Compensation Committee’s regularly scheduled meeting after the annual shareholders meeting. Individual grant amounts and all terms of the award are approved by the Committee at the meeting, and the exercise price per share for each stock option granted is the per share closing market price of our common stock on the grant date. The Committee grants these equity incentives for all employees at its discretion, but generally cannot reduce or increase a specific award once made.   The Company did not grant stock options to executive officers and directors in 2010.  On June 14, 2010, the Compensation Committee of the Company approved common stock awards of 100,000 common shares from the Company’s 2008 Stock Grant and Option Plan to each of the Company’s five directors. The common stock awards vested immediately.

We have no program or practice to time equity incentive grants in connection with the release of material non-public information.

Committee discretion

The Compensation Committee may reduce the amount payable under the Executive Incentive Compensation Plan to an executive officer by up to 100%, based on factors that it determines warrant such a reduction, but historically has not exercised this discretion to any significant degree. The Committee also has the discretion to include or exclude any extraordinary items affecting the performance target, including any changes in accounting. Under the plan, the Committee has no discretion to increase any amount payable to an executive officer. The Committee may, however, authorize additional cash compensation outside of the plan. For example, the Committee could award additional one-time compensation for retention purposes or for an executive officer’s extraordinary contributions to our company.

Analysis of 2010 executive officer compensation

General

The 2010 Target Total Direct Compensation table below summarizes the target total direct compensation levels established by the Compensation Committee. Following the table, we discuss each compensation element summarized in the table.

2010 Target Total Direct Compensation

Name	Annual Salary ($)	Target Bonus (as a % of Annual Salary)	Target Total Cash Compensation (1) ($)	Target Option Awards (2) ($)	Target Total Direct Compensation (3) ($)
Richard A. Parlontieri, CEO	231,620	0%	231,620	0	231,620
Michael S. Shanahan, CFO	149,904	0%	149,904	0	149,904

1.	The sum of annual salary plus target bonus.

2.
The amounts set forth in the “Target Option Awards” column reflect the grant date fair value with respect to stock options granted in the fiscal year.  The dollar amounts set forth in the Option Awards column are different than the stock option the dollar amounts recognized for equity awards for financial statement reporting purposes because the stock option allowance amounts are reflective of the total compensation amount attributable to the stock option grants, not the accounting valuation.  This includes amounts related to awards granted in and prior to the fiscal year covered. These amounts may not correspond to the actual value eventually realized by each executive officer, which depends on the extent to which performance conditions are ultimately met and the market value of our common stock in future periods. Information regarding the assumptions used in the calculation of these amounts are described in “Note 12 Preferred and Common Stock Transactions” of Speedemissions’ consolidated financial statements for the year ended December 31, 2010, included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2011. There were no stock option awards to executive officers in 2010.

3.	The sum of annual salary plus target bonus plus the estimated grant date fair value of the 2010 stock option award.

Base Salary

The Compensation Committee reviews each executive officer’s salary annually and makes adjustments when appropriate to reflect competitive market factors and the individual factors described above under “Compensation process.” The key factors in the Committee’s evaluation of the executive officer’s 2010 salary included anticipated increases in the labor market and individual performance that merited an increased salary. Based on these factors, the Committee approved an aggregate 3.2% increase to the executive officers’ salaries, effective January 1, 2010. Mr. Parlontieri’s salary increased 3.0%. Mr. Shanahan’s salary increased 3.4%.

The Compensation Committee met in December 2009 to set base salaries for 2010 for each executive officer. Following the review of each executive officers performance, historical compensation and ranges of market compensation for each executive officer, the Compensation Committee approved base salaries for 2009 of $231,750, a 3% increase, for Mr. Parlontieri and $150,000, a 3.4% increase, for Mr. Shanahan.

The Compensation Committee met in December 2010 to set base salaries for 2011 for each executive officer. Following the review of the Company’s 2010 results, each executive officers performance, historical compensation and ranges of market compensation for each executive officer, the Compensation Committee elected to keep the base salaries for 2011 the same as the base salaries in 2010.

Short-term incentive compensation

The executive officers’ annual target bonus is determined as a percentage of annual salary. The Compensation Committee did not set an annual target bonus in 2010 under the Executive Incentive Compensation Plan as our net income/(loss) was not expected to generate sufficient excess positive cash flows from operations to pay a target bonus. Accordingly, the target bonus in 2010 for each executive was set at $0.

We have not paid a target bonus under the plan in prior years as we have not generated sufficient excess positive cash flows from operations to pay a target bonus. The Company did not pay a target bonus in 2010, which was in accordance with the target bonus of $0 set by the Compensation Committee. The Compensation Committee awarded both Mr. Parlontieri and Mr. Shanahan a $10,000 discretionary bonus each in 2010. The Compensation Committee has set an annual bonus target for the executive officers in 2011of $0 under the Executive Incentive Compensation Plan.

Equity-based incentives

The Compensation Committee did not grant equity awards to our executive officers in 2010. Accordingly, the estimated fair value of the 2010 stock option awards granted to our executive officers was $0.

The Summary Compensation Table shows certain compensation information for services rendered by our executive officers in all capacities for the fiscal years ended December 31, 2010 and 2009. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

COMPENSATION COMMITTEE REPORT

          The Compensation Committee of the Board of Directors has reviewed and discussed the “Compensation Discussion and Analysis” for 2010 with management of the Company. Based on that review and discussion, we recommended to the Board that the “Compensation Discussion and Analysis” be included in the Company’s proxy statement for the 2011 annual meeting of shareholders, and also in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010.

Michael E. Guirlinger
Gerald Amato
April 29, 2011

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Richard A. Parlontieri, President and CEO (5)	2010 2009	231,620 221,685	10,000 0	2,100 0	(1)	0 0	0 0	41,785 (3) 40,559 (4)	285,505 262,244

Michael S. Shanahan, CFO and Secretary	2010 2009	149,904 143,615	10,000 0	0 0		0 0	0 0	0 0	159,904 143,615

(1)
Includes 100,000 common shares granted as a director stock award on  June 14, 2010.  The director stock award vested immediately.  The value of the stock award was computed using $0.021, which was closing price of the stock on June 13, 2010.

(2)
The amounts set forth in the “Option Awards” column reflect the grant date fair value with respect to stock options granted in the fiscal year.  The dollar amounts set forth in the Option Awards column are different than the stock option the dollar amounts recognized for equity awards for financial statement reporting purposes because the stock option allowance amounts are reflective of the total compensation amount attributable to the stock option grants, not the accounting valuation.  This includes amounts related to awards granted in and prior to the fiscal year covered. These amounts may not correspond to the actual value eventually realized by each executive officer, which depends on the extent to which performance conditions are ultimately met and the market value of our common stock in future periods. Information regarding the assumptions used in the calculation of these amounts are described in “Note 12 Preferred and Common Stock Transactions” of Speedemissions’ consolidated financial statements for the year ended December 31, 2010, included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2011.

(3)
Includes $14,616 for taxable term life insurance policy premiums where the Company is not the beneficiary; $7,021 in federal and state tax gross ups; $12,000 in compensation as a director of the Company; $6,600 for automobile allowance and miscellaneous club membership fees of $1,548.

(4)
Includes $14,616 for taxable term life insurance policy premiums where the Company is not the beneficiary; $7,595 in federal and state tax gross ups; $9,000 in compensation as a director of the Company; $7,800 for automobile allowance and miscellaneous club membership fees of $1,548.

(5)
Management and directors of Speedemissions receive additional compensation, whether cash, stock or otherwise, in their capacity as directors. Therefore, the amounts set forth in the “All Other Compensation” column disclosed for Mr. Parlontieri, who serves also as a director, reflects compensation received by him, except for the value of stock awards which is separately disclosed, in his capacity both as an executive officer and as a director.

Salary. Salaries paid to our executive officers are set forth in the “Salary” column in the Summary Compensation Table. For fiscal 2010, salaries paid to our executive officers accounted for the following percentages of each executive officer’s total compensation, as reported in the total column of the 2010 Summary Compensation Table: Mr. Parlontieri (81%) and Mr. Shanahan (94%).

Bonus. Bonuses earned by our executive officers are set forth in the “Bonus” column of the Summary Compensation Table. The executive officer’s did not receive cash awards in 2010 under our Executive Incentive Compensation Plan, as further described under the caption “Non-Equity Incentive Plan Compensation” below. In 2010, the executive officers received a $10,000 discretionary cash bonus each outside of the Executive Incentive Compensation Plan.  Discretionary bonuses are described in further detail under the caption “Compensation Discussion and Analysis – Short-term incentive compensation” above.

Stock Awards. On June 14, 2010, the Compensation Committee of the Company approved common stock awards of 100,000 common shares from the Company’s 2008 Plan to each of the Company’s five directors. The common stock awards vested immediately. For financial reporting purposes, we valued the shares based on the value of the shares of our common stock on the date of issuance. We recognized $10,500 in share-based compensation expense relating to these grants during 2010.   The fair market value of the stock award is reflected in the “Stock Awards” column of the Summary Compensation Table.

Option Awards. The Company did not grant stock options to its executive officers in 2010 or 2009.  The amounts included in the “Option Awards” column of the Summary Compensation Table include the total dollar amount attributable to stock option grants  in 2010 and 2009.  For the assumptions used to determine the compensation expense, see “Note 12 Preferred and Common Stock Transactions” of Speedemissions’ consolidated financial statements for the year ended December 31, 2010, included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2011.

Non-Equity Incentive Plan Compensation. The Company did not make a payout in 2010 under its Executive Incentive Compensation Plan. This is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For fiscal 2010, the combined discretionary bonus and incentive bonus paid under the Executive Incentive Compensation Plan to our executive officers accounted for the following percentages of each executive officer’s total compensation reported in the “Total” column of the Summary Compensation Table: Mr. Parlontieri (0%) and  Mr. Shanahan (0%).

All Other Compensation. All other compensation of our executive officers is set forth in the Summary Compensation Table for fiscal 2010 and described in greater detail in footnote 3 and 4 of the Table. These benefits are discussed under the caption “Compensation Discussion and Analysis – Benefits and perquisites” above.

Additional Information. We have provided additional information regarding the compensation we pay to our executive officers under the caption “Compensation Discussion and Analysis” above.

Potential Payments Upon Termination and Change in Control

Mr. Parlonieri has an employment agreement with Speedemissions that provides for limited payments and benefits following termination of his employment without “cause” or if his employment is terminated due to a change of control. Additionally, our options plans provide for acceleration of the vesting of outstanding equity awards upon a change in control for all Company associates, including the executive officers.

Employment Agreements

Effective September 15, 2003, we entered into a rolling three-year employment agreement with Mr. Parlontieri. This employment agreement was amended on December 19, 2003. Under the terms of the agreement, Mr. Parlontieri receives a minimum salary adjustment of 3% per year, plus an automobile and expense allowance, and is eligible for an annual bonus. Mr. Parlontieri agreed to forgo the minimum salary adjustment for 2011.  In December 2009, the Compensation Committee approved a salary increase to $231,750 pursuant to the salary adjustment term of the employment agreement. The agreement may be terminated by us for cause, in which case Mr. Parlontieri would not be entitled to severance compensation, or without cause, in which case Mr. Parlontieri would be entitled to the balance of his salary due under the agreement, plus other compensation earned through the date of termination. If Mr. Parlontieri’s employment terminates due to a change of control of our company, Mr. Parlontieri is entitled to receive $695,250, which is his base salary multiplied by three.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END TABLE

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Richard A. Parlontieri	12/19/2003	41,000	—	2.50	12/18/2013
President, CEO	03/10/2005	3,000	—	2.50	03/10/2015
	12/21/2005	150,000	—	1.00	12/20/2015
	10/01/2006	1,075,000	—	0.58	09/30/2016
	05/19/2008	2,100,000	—	0.125	05/18/2018

Michael S. Shanahan	12/15/2005	20,000	—	1.00	12/14/2015
CFO	10/01/2006	200,000	—	0.58	09/30/2016
	05/19/2008	550,000	—	0.125	05/18/2018

(1)	Option Grant Date	Vesting Schedule
	December 19, 2003	25% vested December 19, 2003, and the remaining 75% vested annually in 25% increments over the following 3 years
	March 10, 2005	100% vested on March 10, 2005
	December 15, 2005	33% vested on December 15, 2005, and the remaining 67% vested annually in 33% increments over the following 2 years
	December 21, 2005	33% vested on December 21, 2005, and the remaining 67% vested annually in 33% increments over the following 2 years
	October 1, 2006	33% vested on October 1, 2006, and the remaining 67% vested annually in 33% increments over the following 2 years
	May 19, 2008	33% vested on May 1, 2008, and the remaining 67% vested annually in 33% increments over the following 2 years

There were no options exercised by our executive officers during fiscal 2010.   On June 14, 2010, the Compensation Committee of the Company approved common stock awards of 100,000 common shares from the Company’s 2008 Plan to each of the Company’s five directors. The common stock awards vested immediately.  The Company does not maintain a pension plan or nonqualified deferred compensation plans for its executive officers.

On April 11, 2011, the Compensation Committee and Board of Directors authorized a stock option exchange program allowing the Company’s employees and directors to surrender each of their stock options to the company in exchange for restricted shares of the Corporation’s common stock in order to provide more adequate compensation and performance incentives to the employees and directors and to further align the interests of the employees, directors and shareholders.  Richard A. Parlontieri surrendered all of his 3,369,000 options and received 3,369,000 shares of restricted stock that vested immediately.  Michael S. Shanahan surrendered all of his 770,000 options and received 770,000 shares of restricted stock that vested immediately.

DIRECTOR COMPENSATION

Our director compensation program is structured to enable us to:

•	Attract and retain qualified non-employee directors by providing total compensation that is competitive with other companies our size; and

•	Align director’s interests with shareholders’ interests by including equity as a significant portion of each non-employee director’s compensation package.

In setting director compensation, we consider compensation offered to directors by other companies our size, the amount of time that our directors spend providing services to us, our financial position, and the experience, skill and expertise that our directors have. Directors who are employees of Speedemissions receive the same director compensation for their service as the other directors. Due to the size of the Company and the lack of a specific peer group of companies against which we could benchmark, the Committee does not use an outside consultant to provide advice on the directors’ compensation at this time.

2010 Director Compensation

Each of our directors received $1,000 per month in 2010.   The Company reimburses our directors for  reasonable out-of-pocket expenses incurred in attending our annual shareholder meeting. Directors are eligible to receive annual equity awards as determined by the Compensation Committee. The Company did not grant stock options to directors in 2010.

On June 14, 2010, the Compensation Committee of the Company approved common stock awards of 100,000 common shares from the Company’s 2008 Stock Grant and Option Plan to each of the Company’s five directors. The common stock awards vested immediately.

2010 Director Compensation Table

The following table summarizes the compensation earned by each non-employee director in 2010.

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Bradley A. Thompson	12,000	0	12,000
Ernest A. Childs, Ph.D	12,000	0	12,000
Gerald Amato	12,000	0	12,000
Michael E. Guirlinger	12,000	0	12,000

(1)	Excludes Richard A. Parlontieri, whose compensation as director is included in the Summary Compensation Table.

The 2010 Director Compensation Table does not include reimbursement for reasonable out-of-pocket expenses incurred in connection with meeting attendance. Cash fees paid to the directors are approved by the Compensation Committee and paid within a reasonable time after each meeting.

Certain Relationships and Related Transactions

The Company did not enter into any material related party transactions during the twelve months ended December 31, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such directors, executive officers and greater than 10% beneficial shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2010, Dr. Ernest Childs did not file one report timely.  Richard Molinsky did not furnish such forms to us and as a result, we are unable to determine if all reports of changes in ownership of our common stock were filed timely by Mr. Molinsky disclosing all of his beneficial ownership interests.  Otherwise, based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our directors, executive officers and other beneficial shareholders of greater than 10% of our common stock were complied with during the current fiscal year.

 Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Directors.

We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our directors. Any person, whether or not an employee, who has a concern about the conduct of Speedemissions or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern to the members of the Audit Committee by mail or telephone at the address and number of the headquarters of Speedemissions. In addition, any person may communicate directly with our directors by mail or telephone at the address and number of the headquarters of Speedemissions.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

We have no present knowledge of any other matters to be presented at the annual meeting. If any other matters should properly come before the annual meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

Shareholder Nominations for Directors

Our Bylaws do not have specific procedures for shareholder nominations of directors. Shareholders who wish to nominate directors at an annual meeting of the shareholders must contact Richard A. Parlontieri, Chief Executive Officer, at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, telephone (770) 306-7667, by December 31 in the year preceding the annual meeting. The shareholder must provide Mr. Parlontieri with the name, address and resume, and any other information requested by the Board of Directors, of his or her nominee for director.

Shareholder Proposals for our 2012 Annual Meeting

If you wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2012 annual meeting, you must submit your proposal in proper form (in accordance with the SEC Rule 14a-8), to our secretary, Michael Shanahan on or before December 31, 2011, in order for the proposal to be considered for inclusion in the proxy statement for the 2011 annual meeting of Shareholders. Simply submitting a proposal does not guarantee its inclusion, as the rules of the SEC make clear.

OTHER MATTERS

Important Notice Regarding Delivery of Shareholder Documents

We have sent a notice to certain street name shareholders of common stock or Series A Convertible Preferred Stock who share a single address, indicating that only one copy of the Notice of Internet Availability of Proxy Materials is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of the Notice of Internet Availability of Proxy Materials, he or she may contact Michael Shanahan at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, telephone (770) 306-7667. Any such shareholder may also contact Mr. Shanahan at (770) 306-7667, if he or she would like to receive separate proxy statements in the future. If you are receiving multiple copies of the Notice of Internet Availability of Proxy Materials, you may request householding in the future by contacting Mr. Shanahan at (770) 306-7667.

Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by Speedemissions under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this proxy statement titled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), as well as the exhibits to this proxy statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

Communication with the Board of Directors

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors or any individual director must mail a communication addressed to the Board or the individual director to the Board of Directors, c/o Speedemissions, Inc.,  1015 Tyrone Rd, Suite 220, Tyrone, GA  30290.  Any such communication must state the number of shares of common stock beneficially owned by the stockholder making the communication. All such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action regarding the communication.

YOUR VOTE IS IMPORTANT — VOTE TODAY IN ONE OF THREE WAYS:

TELEPHONE	INTERNET	MAIL

After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple questions. Your vote will be confirmed and cast as directed. Call toll-free in the U.S. or Canada at 866.702.2536 on a touch-tone telephone.
	Log-on to https://www.proxypush.com/itc Enter your control number printed below and vote your proxy by checking the appropriate boxes Click on “Accept Vote”.	If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the postage prepaid envelope provided.

All votes must be received by 5:00 pm, Eastern Time June 13, 2011.

CONTROL NUMBER

▼ FOLD AND DETACH HERE ▼

SPEEDEMISSIONS, INC.

PROXY SOLICITED ON BEHALF OF YOUR BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 14, 2011

The Shareholder executing this Proxy appoints Richard A. Parlontieri and Michael S. Shanahan, and each of them, each with full power to appoint his or her substitute, attorneys and proxies to represent the Shareholder and to vote and act with respect to all shares of common stock of Speedemissions, Inc. ("Speedemissions") that the Shareholder would be entitled to vote on all matters which come before the Annual Meeting of Shareholders of Speedemissions referred to above (the "Annual Meeting") and at any adjournment(s) or postponement(s) of the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPEEDEMISSIONS, INC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF SPEEDEMISSIONS COMMON STOCK AND SERIES A CONVERTIBLE PRE-FERRED STOCK, IF APPLICABLE, REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDER-SIGNED. IF NO DIRECTION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED HEREIN, AND FOR THE RATIFICATION OF HABIF, AROGETI & WYNNE, LLP AS THE INDEPENDENT AUDITORS OF SPEEDEMISSIONS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011. THE SHARES OF SPEEDE-MISSIONS COMMON STOCK AND SERIES A CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE ANNU-AL MEETING.

(Continued and to be signed on reverse side.)

▼ FOLD AND DETACH HERE ▼

	FOR all nominees listed	WITHHOLD AUTHORITY
	herein (except as	to vote for all nominees
	marked to the contrary)	listed herein
 1. ELECTION OF FIVE (5) DIRECTORS, each to serve until his successor is duly elected and qualified:
  01. Richard A. Parlontieri  02. Bradley A. Thompson  03. Ernest A. Childs  04. Gerald Amato  05. Michael E. Guirlinger
                NOTE: to withhold authority to vote for any ndividuali nominee strike a line through the nominee's name in the list above.
	☐	☐
2. RATIFICATION OF HABIF, AROGETI & WYNNE, LLP AS INDEPENDENT AUDITORS OF SPEEDEMISSIONS FOR FISCAL YEAR ENDING DECEMBER 31, 2011 |
☐FOR ☐AGAINST ☐ABSTAIN

Date ___________________________________________________________, 2011
Signed ________________________________________________________________
Name ______________________________________________________________________
Name (if joint)
(Please date and sign exactly as name appears at left. Each joint owner should sign. Executors, administrators, trustees, etc. should so indicate when signing.)